UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 26, 2007

TERAX ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-72230	88-0475757
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

13355 Noel Road, 1370 One Galleria Tower, Dallas, TX 75240
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (214) 932-1779

Copy of correspondence to:

     Marc J. Ross, Esq.
Thomas A. Rose, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Tel: (212) 930-9700 Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 1.01 Entry into a Material Definitive Agreement
ITEM 3.02 Unregistered Sales of Equity Securities

On April 26, 2007, Terax Energy, Inc. (the “Company”) entered into a Purchase and Sale Agreement with Westar Oil, Inc. (“Westar”) pursuant to which the Company agreed to sell 55% of the issued and outstanding shares of common stock of the Company. The Agreement contemplates the holding of two closings as follows: (i) an initial closing pursuant to which the Company sold to Westar 9% of its issued and outstanding common stock at a price of $0.21 per share; and (ii) provided that as of July 15, 2007, there shall not be any bankruptcy or insolvency proceeding against the Company, a second closing pursuant to which the Company will sell to Westar 46% of its issued and outstanding common stock at a price of $0.21 per share. Pursuant to the terms of the Agreement, at the initial closing, Westar designated one member of the Board of Directors of the Seller and the Company delivered an undated resignation of David Pratt as a member of the Board of Directors of the Company which will be dated and accepted upon the expiration of the 10 day period after the Company files a Schedule 14f-1. Further, in accordance with the terms of the Purchase and Sale Agreement, the Company will change its name within 21 days of the initial closing to a name designated by the Westar.

The Company claims an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Act”) with respect to the foregoing, pursuant to the provisions of Regulation D, promulgated pursuant to the Act.

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 16, 2007, Lawrence Finn, the Company’s President, CEO and CFO, resigned as the Company’s President and CEO.

At the initial closing, on April 26, 2007, Linda Contreras was appointed as the Company’s Chief Executive Officer and Director. Since 2004 Ms. Contreras served as the head of the acquisition team at Summitt Oil & Gas, Inc. in Beverly Hills, California. Ms. Contreras leads the acquisitions team in the evaluation of offerings in oil and gas development programs, and provides economic analysis of all proposed acquisitions, divestitures, and drilling activities. Ms. Contreras also serves as a Director of National Healthcare Technology, Inc. a publicly traded entity whose securities are quoted on the OTCBB. Ms. Contreras received her Bachelor of Arts in Political Science from the University of California at Berkeley in 2003.

ITEM 9.01 Financial Statements and Exhibits

Exhibit	Exhibit Title of Description
Number

10.1	Purchase and Sale Agreement between Terax Energy, Inc. and Westar Oil Inc. dated April 26, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 1, 2007

TERAX ENERGY, INC.

By:	/s/ Linda Contreras
Linda Contreras
Chief Executive Officer